Exhibit 10.27

                   MANAGEMENT AND ADVISORY SERVICES AGREEMENT
                   ------------------------------------------

      This Management and Advisory Services Agreement (this "Agreement"), dated as of November 30, 2000, is entered into between Palladium Equity Partners, L.L.C., a Delaware limited liability company ("Advisor"), and Philipp Brothers Chemicals, Inc., a New York corporation (the "Company").

      WHEREAS, Advisor, by and through itself, its affiliates and their respective officers, employees and representatives, has expertise in the areas of management, finance, strategy, investment, acquisitions and other matters relating to the business of the Company; and

      WHEREAS, the Company desires to avail itself, for the term of this Agreement, of the expertise of Advisor in the aforesaid areas, and Advisor wishes to provide the services to the Company as herein set forth;

      NOW, THEREFORE, the parties hereto agree as follows:

      1. Appointment. The Company hereby appoints Advisor to render the advisory and consulting services described in Section 2 hereof for the term of this Agreement.

      2. Services. Advisor hereby agrees that during the term of this Agreement it shall render to the Company, by and through itself, its affiliates and their respective officers, employees and representatives as Advisor in its sole discretion shall designate from time to time, advisory and consulting services in relation to the affairs of the Company in connection with ongoing strategic and operational oversight of the Company, including (i) advice in designing financing structures and advice regarding relationships with the Company's lenders and bankers; (ii) advice regarding the structure and timing of public offerings of debt and equity securities of the Company; (iii) advice regarding property dispositions or acquisitions; and (iv) such other advice directly related or ancillary to the above financial advisory services as may be reasonably requested by the Company. It is expressly agreed that the services to be performed hereunder shall not include investment banking or other financial advisory services rendered by Advisor or its affiliates to the Company in connection with any specific acquisition, divestiture, refinancing or recapitalization by the Company or any of its subsidiaries. Advisor may be entitled to receive additional compensation for providing services of the type specified in the preceding sentence by mutual agreement of the Company or such subsidiary and Advisor.

      3. Fees. In consideration of the services contemplated by Section 2, for the term of this Agreement, the Company agrees to pay to Advisor an annual fee (the "Fee") of $2,250,000, payable quarterly in advance commencing on the date hereof through the Termination Date and due immediately on the first day of each fiscal quarter; provided that the fee for December 2000 in the amount of $187,500 and the first quarterly fee of $562,500 shall be due and payable immediately on January 15, 2001 or upon such


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other date as agreed to between the parties. The Company shall have 30 days from a due date to pay the applicable Fee (such thirty day period, a "Grace Period"). If the quarterly Fee for the corresponding Grace Period is not paid in full by the end of such Grace Period, then for each day after the due date and during and after the Grace Period that a quarterly Fee due is not paid in full and until such quarterly overdue Fee is paid in full, the Company shall pay to Advisor an additional fee (the "Additional Fee") equal to 2.5% per annum, compounded daily beginning on the start of the Grace Period, on the aggregate amount of the then Series B Liquidation Preference and Series C Liquidation Preference of the Series B Redeemable Participating Preferred Shares and Series
C Redeemable Participating Preferred Shares of the Company (each as defined in the Certificate of Amendment of the Company as filed on or about November 30,
2000). The Additional Fee shall be due and payable as and when accrued.

      4. Reimbursements. In addition to the Fees payable pursuant to this Agreement, the Company shall pay directly or reimburse Advisor for its Out-of-Pocket Expenses (as defined below); provided that any Out-of-Pocket Expenses that are incurred other than in the ordinary course of providing the services of Section 2 shall require the consent of the Company, which consent shall not be unreasonably withheld or delayed. Promptly following the Company's request therefor, Advisor will provide written documentation relating to any Out-of-Pocket Expenses to be paid or reimbursed by the Company pursuant to this Agreement. For the purposes of this Agreement, the term "Out-of-Pocket Expenses" shall mean the reasonable out-of-pocket costs and expenses incurred by Advisor or its affiliates in connection with the services rendered hereunder, including, without limitation, (i) fees and disbursements or any independent professionals and organizations, including independent accountants, outside legal counsel or consultants, (ii) costs of any outside services or independent contractors such as financial printers, couriers, business publications, financial services or similar services and (iii) transportation, word processing expenses or any similar expense not associated with its ordinary operations. All reimbursements for Out-of-Pocket Expenses shall be made promptly upon or as soon as practicable after presentation by Advisor to the Company of a written statement thereof.

      5. Indemnification. The Company will indemnify and hold harmless Advisor, its affiliates and their respective partners (both general and limited), members (both managing and otherwise), officers, directors, employees, agents and representatives (each such person being an "Indemnified Party") from and against any and all losses, claims, damages, liabilities, costs and expenses, whether joint or several (the "Liabilities"), related to, arising out of or in connection with the advisory and consulting services contemplated by this Agreement or the engagement of Advisor pursuant to, and the performance by Advisor of the services contemplated by, this Agreement, whether or not pending or threatened, whether or not an Indemnified Party is a party, whether or not resulting in any liability and whether or not an action, claim, suit, investigation or proceeding is initiated or brought by the Company. The Company will reimburse any Indemnified Party for all reasonable costs and expenses (including reasonable attorneys' fees and expenses) as they are incurred in connection with investigating, preparing, pursuing, defending or assisting in the defense of any action, claim, suit, investigation or proceeding for which the Indemnified Party would be entitled to indemnification under the terms of the previous sentence, or any action or proceeding arising therefrom,


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whether or not such Indemnified Party is a party thereto; provided that, subject to the following sentence, the Company shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment. Any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense; and in any action, claim, suit, investigation or proceeding in which both the Company or one or more of its subsidiaries or both, on the one hand, and an Indemnified Party, on the other hand, is, or is reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel at the expense of the Company and to control its own defense of such action, claim, suit, investigation or proceeding if, in the reasonable opinion of counsel to such Indemnified Party, a conflict or potential conflict exists between the company or one or more of its subsidiaries or both, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable. The Company agrees that it will not, without the prior written consent of the applicable Indemnified Party, settle, compromise or consent to the entry of any judgment in any pending or threatened action, claim, suit, investigation or proceeding relating to the matters contemplated hereby
(if any Indemnified Party is a party thereto or has been threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of the applicable Indemnified Party and each other Indemnified Party from all liability arising or that may arise out of such action, claim, suit, investigation or proceeding. Provided the Company is not in breach of its indemnification obligations hereunder, no Indemnified Party shall settle or compromise any claim subject to indemnification hereunder without the consent of the Company. The Company will not be liable under the foregoing indemnification provision with respect to any Indemnified Party, to the extent that any loss, claim, damage, liability, cost or expense is determined by a court, in a final judgment from which no further appear may be taken, to have resulted primarily from the gross negligence or willful misconduct of Advisor.

      6. Accuracy of Information. The Company shall furnish or cause to be furnished to Advisor such information as Advisor believes appropriate to its assignment (all such information so furnished being the "Information"). The Company recognizes and confirms that Advisor (i) will use and rely primarily on the Information and on information available from generally recognized public course in performing the services contemplated by this Agreement without having independently verified the same; (ii) does not assume responsibility for the accuracy or completeness of the Information and such other information and (iii) is entitled to rely upon the Information without independent verification.

      7. Confidentiality. Except as contemplated by the terms hereof or as required by applicable law or legal process, Advisor shall keep confidential all material non-public information provided to it by or at the request of the Company, and shall not disclose such information to any third party or to any of its employees or advisors except to those persons who have a need to know such information in connection with Advisor's performance of its responsibilities hereunder.

      8. Term. This Agreement shall be effective as of the date hereof and shall terminate on the date that no Investor Stockholder (as defined in the Stockholders Agreement dated November 30, 2000 by and among the Company, Palladium Equity


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Partners II, L.P., Palladium Equity Partners II-A, L.P., Palladium Equity
Investors II, L.P., and the stockholders signatory thereto (the "Stockholders Agreement")) nor any of its Affiliates (as defined in the Stockholders Agreement) own any Equity Securities (as defined in the Stockholders Agreement) (the "Termination Date"); provided that Section 4 shall remain in effect with respect to Out-of-Pocket Expenses incurred prior to the Termination Date; and provided that Section 3 shall remain in effect with respect to Additional Fees until payment in full of all Fees payable prior to the Termination Date. The provisions of Sections 5, 7 and 9 and otherwise as the context so requires shall survive the termination of this Agreement.

      9. Permissible Activities. Subject to applicable law, nothing herein shall in any way preclude Advisor, its affiliates or their respective partners (both general and limited), members (both managing and otherwise), officers, directors, employees, agents or representatives from engaging in any business activities or from performing services for its or their own account or for the account of others, including for companies that may be in competition with the business conducted by the Company.

      10. Miscellaneous.

            (a) Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. No suit, action or proceeding with respect to this Agreement may be brought in any court or before any similar authority other than in a court of competent jurisdiction in the State of New York, and the parties hereto submit to the exclusive jurisdiction of these courts for the purpose of such suit, proceeding or judgment. The parties hereto irrevocably waive any right which they may have to bring such an action in any other court, domestic or foreign, or before any similar domestic or foreign authority. Each of the parties hereto irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Agreement and for any counterclaim therein.

            (b) Successors and Assigns; Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void, except that Advisor may assign its rights and obligations hereunder to any one or more of its affiliates. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

            (c) Entire Agreement; Third Parties. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any right, benefit or remedy of any nature under or by reason of this Agreement.

            (d) Severability. If any term or provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms


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and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

            (e) Amendment and Waiver. This Agreement may be amended only by the written consent of all the parties hereto. Any waiver, consent or approval of any kind by any party hereto of any breach, default or noncompliance under this Agreement or any waiver by such party of any provision or condition of this Agreement must be in writing and is effective only to the extent specifically set forth in such writing.

            (f) Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

            (g) Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) five calendar days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications are to be sent to the addresses set forth below:

                  If to the Company

                                            Philipp Brothers Chemicals, Inc.
                                            One Parker Plaza
                                            Fort Lee, New York 07024
                                            Tel: (201) 944-6020
                                            Fax: (201) 944-5937
                                            Attn: Jack C. Bendheim, President

                  with copies to:

                                            Proskauer Rose LLP
                                            1585 Broadway
                                            New York, New York  10036-8299
                                            Tel: (212) 969-3325


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                                            Fax: (212) 969-2900
                                            Attn: Ronald R. Papa, Esq.

                  If to Advisor:

                                            Palladium Equity Partners, L.L.C.
                                            1270 Avenue of the Americas
                                            Suite 2200
                                            New York, New York 10020
                                            Tel: (212) 218-5150
                                            Fax (212) 218-5155
                                            Attn: Adam R. Karr

                  with copies to:

                                            Simpson Thacher & Bartlett
                                            425 Lexington Avenue
                                            New York, New York 10017
                                            Tel: (212) 455-2000
                                            Fax: (212) 455-3502
                                            Attn: Gary Sellers, Esq.

            (h) Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to Section of this Agreement unless otherwise indicated. The table of contents titles and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

            (i) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered.

                           [Signature page to follow]


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      IN WITNESS WHEREOF, the parties have caused this Management and Advisory
Services Agreement to be executed and delivered by their duly authorized officers or agents as of the date first above written.

                                            PALLADIUM EQUITY PARTNERS, L.L.C.

                                            By: /s/ Peter A. Joseph
                                                ----------------------------
                                                Name:  Peter A. Joseph
                                                Title: Member

                                            PHILIPP BROTHERS CHEMICALS, INC.

                                            By: /s/ Jack C. Bendheim
                                                ----------------------------
                                                Name:  Jack C. Bendheim
                                                Title: President


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